Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement (No. 333-210313) on Form S-1 of the Frontier Funds of our reports dated March 30, 2020 relating to our:

•	Audits of the financial statements of Frontier Diversified Fund, Frontier Long/Short Commodity Fund, Frontier Masters Fund, Frontier Balanced Fund, Frontier Select Fund, Frontier Global Fund, and Frontier Heritage Fund of the Frontier Funds,

•	Audits of the financial statements of the Frontier Trading Company I, LLC, Frontier Trading Company II, LLC, Frontier Trading Company XXXIV, LLC, Frontier Trading Company XXXV, LLC, Frontier Trading Company XXXVII, LLC, Frontier Trading Company XXXVIII, LLC and Frontier Trading Company XXXIX, LLC,

•	Audit of the consolidated financial statements of the Frontier Funds,

included in the Annual Report on Form 10-K of the Frontier Funds for the year ended December 31, 2019.

/s/ Spicer Jeffries LLP

Denver, Colorado

March 30, 2020